Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statements on Form S‑3 (File No. 333‑220387) and Form S‑8 (File Nos. 333‑51702, 333‑88554, 333‑117494, 333‑195795, and 333‑221672) of Connecticut Water Service, Inc. of our report dated March 15, 2018, relating to the consolidated financial statements , the financial statement schedule and the effectiveness of internal control over financial reporting, which appears in this Form 10‑K.

/s/ Baker Tilly Virchow Krause, LLP

Philadelphia, Pennsylvania
March 15, 2018